                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

      Date of Report: (Date of earliest event reported): February 27, 2001


                         TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

                                                              13-3532643
         DELAWARE                     1-12574                (IRS Employer
 (State of Incorporation)    (Commission File Number)     Identification No.)
-------------------------------------------------------------------------------

                             7000 FANNIN, 20TH FLOOR
                              HOUSTON, TEXAS 77030
              (Address of Registrant's principal executive offices)

                                 (713) 796-8822
              (Registrant's telephone number, including area code)


                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

THE FOLLOWING STATEMENT WAS RELEASED TO THE PRESS ON FEBRUARY 27, 2000 REGARDING YEAR-END FINANCIAL RESULTS FOR THE YEAR 2000.


             Texas Biotechnology Reports Year-End Financial Results

                        Argatroban Launch Proceeding Well
                       Major Accomplishments Cited in 2000

HOUSTON, TX, FEBRUARY 27, 2001 - Texas Biotechnology Corporation (AMEX:TXB) (the "Company") today announced results for the fourth quarter and year-end 2000.

FOURTH QUARTER FINANCIAL RESULTS

The Company reported a net loss for the fourth quarter of 2000 of $2.7 million, or $0.07 per share basic and diluted, compared to a net loss during the fourth quarter of 1999 of $4.0 million, or $0.12 per share, basic and diluted. Total revenues for the fourth quarter of 2000 were approximately $2.8 million, after the implementation of SAB 101 discussed below, as compared to $0.5 million for the fourth quarter of 1999. Fourth quarter revenues included $0.7 million in license fees and cost reimbursements from ICOS-Texas Biotechnology L.P. ("ICOS-TBC"), a total of $1.3 million in license and research payments pursuant to the Company's agreements with Schering-Plough and LG Chemical Ltd. ("LG Chem"), $0.6 million in expense reimbursements from GlaxoSmithKline, formerly SmithKline Beecham ("GSK"), and $234,000 in net royalties on sales of Argatroban that began shipping in mid-November 2000. The fourth quarter of 1999 primarily included research payments from LG Chem.

Total operating expenses for the fourth quarter of 2000 were $5.7 million, compared to $4.7 million in the fourth quarter of 1999. Research and development expense totaled $3.4 million in the 2000 quarter compared to $3.3 million in the 1999 quarter. General and administrative expense was $2.2 million in the fourth quarter of 2000 as compared to $1.4 million in 1999. The increase in general and administrative expense was primarily due to initiation of a sales and marketing department and an increase in administrative salaries. In the fourth quarter of 2000, the Company recognized $1.5 million of losses related to its equity interest in ICOS-TBC.

For the year ended December 31, 2000, the Company reported a net loss of $6.6 million or $0.17 per share basic and diluted, compared to a net loss of $15.3 million, or $0.45 per share basic and diluted in 1999.

FULL YEAR FINANCIAL RESULTS

Total revenues for the year ended December 31, 2000 were $15.7 million compared to $2.1 million for the prior year. Year 2000 revenues primarily included a $7.5 million milestone payment from GSK, $3.5 million in reimbursements related to the license and research agreements with Schering-Plough and LG Chem, $1.4 million in license fees and cost reimbursements from ICOS-TBC, $0.6 million in expense reimbursements from GSK and $234,000 in net royalties on sales of Argatroban which began shipping in mid-November 2000. In 2000, revenues also include the entire $2.4 million license and milestone revenue deferred upon adoption of Staff Accounting Bulletin 101 related to the sub-license of Argatroban to GSK.

Total operating expenses for the year 2000 were $21.0 million, compared to $18.6 million in the 1999. Research and development expense totaled $14.0 million in the year 2000 compared to $12.8 million in 1999. The increase is primarily due to a non-cash charge of $1.0 million related to issuance of common stock for the license for Argatroban. General and administrative expense was $7.0 million in 2000 as compared to $5.8 million in 1999. The increase is related primarily to initiation of a sales and marketing department and an increase in administrative salaries. In the year 2000, the Company recognized $3.5 million of losses related to its equity interest in ICOS-TBC. Beginning in June of 2000, the Company has recognized its fifty percent share of the partnership losses.

Consolidated cash, cash equivalents and short-term and long-term investments including those of the Company's German subsidiary, Revotar, as of December 31, 2000 were approximately $92.5 million. Additionally, on January 2, 2001, the Company received $20.1 million in cash related to the exercise of 2.4 million public warrants. After exercise of the public warrants, the Company had 43.6 million shares of common stock outstanding.

CHANGE IN ACCOUNTING PRINCIPLE

In the fourth quarter of 2000, the Company adopted the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 101 - "Revenue Recognition in Financial Statements", as amended ("SAB 101"). SAB 101 provides that if the Company is providing continuing services related to product development, the technology license fees and milestone payments that the Company receives are deferred and recognized as revenue over the product development period. Prior to SAB 101 implementation, the Company recognized license fees and milestone payments as revenue when received. During the first nine months of the year 2000, the Company received a total of $5.0 million in license fees of, which $3.3 million was recognized in income during that period. Pursuant to SAB 101 the total amount of $5.0 million is being amortized over the development period. Revenue for the fourth quarter and year ended 2000 includes a total of $257,000 and $580,000, respectively related to this amortization. The results for the year 2000 include a $2.4 million charge for the cumulative effect on prior years of adopting SAB 101 effective January 1, 2000 for license fee and milestone payments received from SmithKline Beecham during 1997. The Company did not receive any license fees or milestone payments in 1998 and 1999. In the year 2000, the Company recognized in revenue the entire $2.4 million that was deferred as of January 1, 2000.

"In mid-fourth quarter 2000, GSK began shipments of our lead product, Argatroban, in the U.S. for the prophalyaxis or treatment of thrombosis in patients with heparin-induced thrombocytopenia, or HIT," said David B. McWilliams, President and CEO of Texas Biotechnology. "We are pleased with the way the launch is proceeding and impressed by the level of education GSK is providing the medical community."

"GSK is a top-tier pharmaceutical company with well-established relationships with key managed care professionals, leading physicians and major hospitals. These relationships combined with GSK's experience and strong name recognition, are very valuable assets in the marketing of a new drug indicated for a condition like HIT that is not yet widely recognized," stated Duane Clark, Vice President of Marketing & Sales for Texas Biotechnology.

"Our 2000 accomplishments included three major strategic alliances to accelerate the development of our most advanced product development programs, allowing us to be more efficient in turning promising compounds into commercial products," stated McWilliams. "We expect 2001 to be a year of continued success as Argatroban sales build, additional clinical programs advance and new alliances occur."

SUMMARY OF MAJOR 2000 ACHIEVEMENTS

o Approval by the U.S. Food & Drug Administration of Argatroban for the prophylaxis or treatment of heparin-induced thrombocytopenia (HIT). The Specialty Care and Oncology division of the recently formed GSK is currently marketing Argatroban.

o The establishment of three strategic alliances designed to accelerate the development and marketing of Texas Biotechnology's most advanced products:

      1. The formation of ICOS-TBC, L.P. for sitaxsentan and TBC3711, the Company's lead endothelin A receptor antagonists;

      2. A strategic research and development alliance with Schering-Plough for the Company's VLA-4 program for asthma; and

      3. The formation of a subsidiary, Revotar Biopharmaceuticals, for the development of TBC1269, the Company's novel selectin antagonist for pediatric asthma.

o Positive Phase II data for sitaxsentan in essential hypertension and pulmonary hypertension supporting ongoing development of the compound in pulmonary hypertension.

o The strongest consolidated cash position in Texas Biotechnology's history - $110.0 million as of January 31, 2001, including cash, cash equivalents, and investments.

Management from Texas Biotechnology will host a conference call today at 3:00 pm EST. To participate in the call, dial (888) 273-9887 and ask for the Texas Biotechnology conference call. The international dial-in number is (612) 332-0335. The conference call will be available live on the Company's web site (www.tbc.com). A replay of the conference call will also be available on the Company's web site.

Texas Biotechnology is a biopharmaceutical company focused on the discovery, development and commercialization of small molecule drugs to treat a variety of vascular diseases including thrombosis, pulmonary hypertension, heart failure and asthma.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS, TRENDS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. AMONG THOSE RISKS, TRENDS AND UNCERTAINTIES ARE TIMING AND COST OF OUR CLINICAL TRIALS, ATTAINMENT OF RESEARCH AND CLINICAL GOALS AND MILESTONES OF PRODUCT CANDIDATES, ATTAINMENT OF REQUIRED GOVERNMENTAL APPROVAL, SALES LEVELS OF OUR PRODUCTS AND AVAILABILITY OF FINANCING AND REVENUES SUFFICIENT TO FUND DEVELOPMENT OF PRODUCT CANDIDATES AND OPERATIONS. IN PARTICULAR, CAREFUL CONSIDERATION SHOULD BE GIVEN TO CAUTIONARY STATEMENTS MADE IN THE VARIOUS REPORTS TEXAS BIOTECHNOLOGY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO DUTY TO UPDATE OR REVISE THESE FORWARD-LOOKING STATEMENTS.

                         TEXAS BIOTECHNOLOGY CORPORATION

                             SELECTED FINANCIAL DATA
                AMOUNTS IN THOUSANDS (EXCEPT NET LOSS PER SHARE)
                                    UNAUDITED

                       CONSOLIDATED SUMMARY OF OPERATIONS

                                               THREE MONTHS ENDED        YEAR ENDED
                                                   DECEMBER 31,          DECEMBER 31,
                                              --------------------    --------------------
                                               2000 *       1999       2000 *       1999
                                              --------    --------    --------    --------
Revenues ..................................   $  2,841    $    537    $ 15,692    $  2,083

Operating expenses:
    Research and development ..............      3,429       3,320      13,011      12,793
    Charge for purchased in-process R&D ...       --          --           966        --
    General and administrative ............      2,239       1,424       7,001       5,799

Equity in loss of affiliate ...............      1,533        --         3,488        --

Investment income, net ....................      1,545         242       4,362       1,212

Minority interest in Revotar ..............         80        --           209        --

Net loss before cumulative effect of change
    in accounting principle ...............   $ (2,735)   $ (3,965)   $ (4,203)   $(15,297)
    (per share) ...........................   $  (0.07)   $  (0.12)   $  (0.11)   $  (0.45)

Cumulative effect of change
    in accounting principle ...............   $   --      $   --      $ (2,366)   $   --
    (per share) ...........................   $   --      $   --      $  (0.06)   $   --

Net loss applicable to common shares ......   $ (2,735)   $ (3,965)   $ (6,569)   $(15,297)
    (per share) ...........................   $  (0.07)   $  (0.12)   $  (0.17)   $  (0.45)

Weighted average common shares
    outstanding basic and diluted .........     41,034      34,280      39,150      34,226

                           CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31,
                                                            2000          1999
                                                           -------       -------
Cash and cash equivalents, investments
    and accrued interest ...........................       $92,533       $15,170

Total assets .......................................        98,055        20,805

Total liabilities ..................................         5,939         2,214

Deferred revenue ...................................         4,420          --

Minority interest in Revotar .......................         4,582          --

Stockholders' equity ...............................        83,114        18,591

There were 41.2 million common shares outstanding at December 31, 2000.

* Results for the three months ended and year ended December 31, 2000 include the effect of the accounting principle adopted January 1, 2000.

Note: In the fourth quarter of 2000, the Company adopted the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 101, as amended ("SAB 101"), "Revenue Recognition in Financial Statements." Pursuant to SAB 101, certain technology license fees and milestone payments are deferred and recognized as revenue over the product development period. Previously, those license fees and milestone payments were recognized as revenue when received. In accordance with SAB 101, prior year results have not been restated. The table below presents the proforma amounts of the Company's revenue, net loss and related per share amounts for the quarter and year ended December 31, 1999, had revenue been recognized pursuant to SAB 101.


                                                   (UNAUDITED)
                                                    3 MONTHS          YEAR
                                                      ENDED           ENDED
                                                   DEC. 31, 1999  DEC. 31, 1999
                                                   -------------  -------------
Revenues
    As reported ................................      $  537         $ 2,083
    Revenue recognized over the product
    development period .........................       1,183           4,732
                                                      ------         -------
Pro forma ......................................       1,720           6,815

Net loss applicable to common shares
    As reported ................................      $3,965         $15,297
    Pro forma ..................................       2,782          10,565

Net loss per common share - basic and diluted
    As reported ................................      $ 0.12         $  0.45
    Pro forma ..................................        0.08            0.31

THE FOLLOWING STATEMENTS WERE MADE BY MANAGEMENT OF THE COMPANY IN A PUBLICLY AVAILABLE CONFERENCE CALL THAT BEGAN AT 3:00 P.M. EASTERN TIME ON FEBRUARY 27, 2001 REGARDING YEAR-END FINANCIAL RESULTS.


We are also in the midst of finalizing Phase II clinical trials to evaluate Argatroban in angioplasty and hemodialysis as well as a pediatric phase IV trial. Additionally, we expect news this year on the Canadian NDA and our SNDA for HIT patients requiring angioplasty.

In terms of our endothelin program - we have completed the protocol for our Phase IIb/III registration trial for sitaxsentan's use in class II, III and IV pulmonary hypertension patients.

Both the FDA and the scientific advisory board have approved the trial design and we expect to initiate patients in April. The good news is - we originally thought we might need to conduct two trials - but based on our discussions with the FDA - if the first trial is positive we could file the NDA without a second Phase III study. As most of you may know - TBC3711 our second generation endothelin antagonist, entered Phase I testing in December - the single dose trial is complete and a multi-dose trial will initiate shortly. While both sitaxsentan and TBC3711 are likely once a day drugs, TBC3711 is a much more potent compound than sitaxsentan. Therefore, its use may be the most suitable for essential hypertension and Chronic Heart Failure. We expect to begin a Phase II trial by the first quarter 2002 or sooner.

The Company indicated that Revotar, our subsidiary in Berlin, is making good progress - its first objective is to initiate a Phase I trial asthma trial using the inhaled formulation of TBC1269 - they appear to be on track for doing this during the first half of this year. This is the first step towards the development of TBC1269 as a treatment for pediatric asthma - a growing condition that is in need of an effective and safer treatment than steroids.

In 2000, we plan to invest in expanding the indications for Argatroban and continuing the development of our compounds in clinical development and research on our early stage programs. We expect revenues in 2001 to be in the range of $10 to $13 million. We anticipate that expenses could be approximately $38 to $40 million including operations and our share of the ICOS-TBC partnership and operations of Revotar. Investment income could be in the range of $4 to $5 million. Ultimately, sustainable profitability will be dependent on expansion of indications for Argatroban and/or successful marketing of one of our other compounds in development and the management of research and development expenditures.

THESE REMARKS AND DOCUMENT MAY CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS, TRENDS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. AMONG THOSE RISKS, TRENDS AND UNCERTAINTIES ARE TIMING AND COST OF OUR CLINICAL TRIALS, ATTAINMENT OF RESEARCH AND CLINICAL GOALS AND MILESTONES OF PRODUCT CANDIDATES, ATTAINMENT OF REQUIRED GOVERNMENTAL APPROVAL, SALES LEVELS OF OUR PRODUCTS AND AVAILABILITY OF FINANCING AND REVENUES SUFFICIENT TO FUND DEVELOPMENT OF PRODUCT CANDIDATES AND OPERATIONS. IN PARTICULAR, CAREFUL CONSIDERATION SHOULD BE GIVEN TO CAUTIONARY STATEMENTS MADE IN THE VARIOUS REPORTS TEXAS BIOTECHNOLOGY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO DUTY TO UPDATE OR REVISE THESE FORWARD-LOOKING STATEMENTS.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 28, 2001             TEXAS BIOTECHNOLOGY CORPORATION

                                    /s/ Stephen L. Mueller
                                    ---------------------------------------
                                    Stephen L. Mueller
                                    Vice President, Finance and Administration,
                                    Secretary and Treasurer